Exhibit 99 (j)

                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 16, 2001, relating to the financial statements and financial highlights which appear in the November 30, 2000 Annual Report to Shareholders of Brazos Mutual Funds, which are also incorporated by reference into the Registration Statement. We also consent to references under the headings "Financial Highlights" and "Additional Information
- Independent Accountants and Legal Counsel" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
February 23, 2001